Exhibit 4.1

                      [Four Oaks Fincorp, Inc. Letterhead]


August 7, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

Re:  Four Oaks Fincorp, Inc. - Form 10-Q for the quarter ended June 30, 2009

Ladies and Gentlemen:

Today, Four Oaks Fincorp, Inc., a North Carolina corporation (the "Company"), is filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 (the "Form 10-Q") with the Securities and Exchange Commission ("SEC").

Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish the SEC, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt, which are not being filed as exhibits to the Form 10-Q. The total amount of securities issued under any instrument of such long-term debt does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

Very truly yours,

FOUR OAKS FINCORP, INC.

/s/ Ayden R. Lee, Jr.
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Ayden R. Lee, Jr.
Chairman, President and Chief Executive Officer